                                                                 EXHIBIT 99.1
                                                                 Report No. 39







                            ENVIRONMENTAL AUDIT:

                           BAYOU STEEL CORPORATION









                              December 10, 1993









DISPOSAL SAFETY INCORPORATED




1660 L Street NW, Suite 510
Washington, DC 20036
(202) 293-3993

                                                                   Report No. 39


                            ENVIRONMENTAL AUDIT:

                           BAYOU STEEL CORPORATION




                              December 10, 1993



                                prepared for:

                Department of Occupational Health and Safety
                       United Steel Workers of America
                              5 Gateway Center
                            Pittsburgh, PA 15222




                                prepared by:

                        Disposal Safety Incorporated
                             1660 L. Street, NW
                                 Suits 510
                            Washington, DC 20036
                               (202) 293-3993

                                   SUMMARY

     We have audited the environmental performance of Bayou Steel Corporation. Our study focused on hazardous waste management, air emissions, surface-water discharges, and reporting of toxic emissions. The scope of our audit was limited, in that we did not have access to the company's facilities, management employees, or files.

     Emission control dust from the primary production of steel in electric furnaces is classified as hazardous waste K061 under the Resource Conservation and Recovery Act. Bayou's own documents demonstrate that the company systematically manages this waste in treatment and disposal units that are not permitted to manage hazardous waste. The company's practices include:

   . Incineration without the required permit.

   . Storage/disposal in a surface impoundment (waste pile) without the required permit.

   . Long-term storage of mixed hazardous-radioactive waste in unpermitted storage units.

     Workers at the plant report that Bayou regularly bypasses its air emissions control system, in violation of regulations. Additionally, the company's Toxic Release Inventory reports show that Bayou's fugitive emissions greatly exceed stack emissions and Bayou's fugitive emissions of lead are the largest of any industrial plant in Louisiana. Instances of large-scale non-stack emissions have been recorded on videotape and observed by DSI staff.

     Bayou regularly violates limits in its wastewater discharge permit. Modification of the permit is currently under consideration; the modified permit should include limits for chromium, lead, cadmium, and polychlorinated biphanyls in all discharge streams. Full public participation is required because this is a major permit modification.

                                   NOTICE

This report is not intended for use in any real estate or other transaction, and should not be used or relied upon for such purposes.

                              TABLE OF CONTENTS


1.  Introduction.........................................................    1
        1.1 Purpose and scope............................................    1
        1.2 Background...................................................    2

2.  Hazardous waste management...........................................    5
        2.1 Incineration without a permit................................    5
        2.2 Disposal without a permit....................................    7
        2.3 Storage of mixed waste.......................................    9
        2.4 Improper personnel training..................................   10

3.  Air pollution........................................................   10
        3.1 Emission of flue dust........................................   10
        3.2 Off-site atmospheric transport...............................   13
        3.3 Need for additional study....................................   14

4.  Wastewater discharges................................................   15
        4.1 Permit modification..........................................   15
        4.2 Regulation of the discharge ponds............................   17
        4.3 Compliance performance.......................................   18

5.  Reporting of releases of hazardous substances........................   20
        5.1 SARA Title III...............................................   20
        5.2 Superfund....................................................   21

6.  Conclusions and recommendations......................................   21

1. Introduction
- ----------------

1.1  Purpose and scope

     This report presents the results of an independent audit of the environmental record of the Bayou Steel Corporation plant in Laplace, Louisiana. The purpose of the audit was to identify areas of concern and provide recommended approaches that the Louisiana Department of Environmental Quality (DEQ), USEPA, or others could take to improve Bayou's environmental performance. The study was conducted for the United Steelworkers of America
(USWA), which represents Bayou's employees, by Disposal
Safety Incorporated.

     The audit focused on four principal areas:

   . Management of hazardous wastes regulated under the Resource Conservation and Recovery Act (RCRA).

   . Atmospheric releases of pollutants.

   . Wastewater discharges, which are regulated under the Clean Water Act.

   . Reporting of releases of toxic chemicals as required under various environmental laws.

Time limitations prevented us from addressing Bayou's management of naturally occurring radioactive materials.

     In conducting our audit, we reviewed Louisiana Department of Environmental Quality (DEQ) files, Bayou internal memoranda that were available to us, and written Bayou operating procedures. We also interviewed USWA members employed by Bayou.

     We did not have the opportunity to interview management employees, to enter the property, or to examine internal company files. There may be other environmental problems, in addition to those discussed in this report, which we were not able to identify because of this limitation.

1.2  Background

     The Bayou Steel Corporation produces steel billets from scrap metal.
Most scrap metal arrives by barge at a loading dock on the Mississippi River and is then transported by truck approximately 1/4 mile to Bayou. Some scrap also arrives by truck and rail. The scrap is unloaded onto the ground where it is sized and sorted into grades. The sorted scrap is melted in an electric arc furnace to which coke, lime, and other fluxes are added. Varying amounts and types of ferro alloys are introduced into the furnace or ladle to control the kind of steel produced (see Figure 1). The furnace operates at temperatures in excess of 3000 degrees Fahrenheit. Slag is decanted off the molten metal and sent off-site for further processing. Molten steel is transferred with a ladle to a continuous caster that produces billets, which are then formed into structural shapes in a rolling mill.

     In the melting process, gases and particulate emissions (dust) are generated. This dust is sucked up through a swivel tube connected to the furnace and eventually transported to the emission control system (see Figure
2). Emission control equipment for the furnaces and furnace building is located in two baghouses at the facility. One of the baghouses, the primary baghouse, is located east of the furnace building and filters cooled gases from the flues of the electric furnace. A secondary baghouse (called the Bay De Dust Baghouse) is located on the roof of the furnace building. The dust is circulated through disposable bags where it is captured from the flue gas and stored in a silo prior to off-site disposal or reclamation. The captured dust is classified under RCRA as a listed hazardous waste K061./1/



- -----------------------
    /1/ On May 19, 1980 (45 FR 33124), the Administrator of the U.S. Environmental Protection Agency determined that emission control dusts/sludges meet the criteria to be listed as a hazardous waste. EPA listed emissions control dust from primary production of steel because it almost always contains high levels of lead, hexavalent chromium, and cadmium. According to EPA, lead is poisonous in all forms. It is one of the most hazardous of the toxic heavy metals because it accumulates in many organisms and its deleterious effects are numerous and severe. Lead may enter the human system through inhalation, ingestion, or skin contact. Hexavalent chromium is toxic and carcinogenic to humans, and toxic to lower forms of aquatic life. Cadmium is also a cumulative poison; the effects are essentially irreversible. Excessive intake leads to kidney damage; inhalation of dusts also damages the lungs.

                           BAYOU STEEL CORPORATION

                  [PROCESS BLOCK FLOW DIAGRAM APPEARS HERE]









                       Figure 1.  Plant Flow Diagram.

                       [SITE MAP APPEARS HERE]

                       BAYOU STEEL CORPORATION

                         LA PLACE, LOUISIANA








  Figure 2.  Site map, showing location of emission control systems.

     However, Bayou reports that most of the plant's dust emissions do not pass through the baghouse. The majority of dust emissions are generated from cooling tube dropouts and inside the furnace building and are classified as fugitive emissions.

     Bayou is considered a 90-day generator storage facility only and thus does not have a RCRA permit (nor interim status) for the onsite storage and disposal of hazardous waste. Bayou does have a water discharge permit (permit no. LA0054691) and an air emissions permit (permit no. 885). There is no record of other environmental permits issued to Bayou.


2.  Hazardous waste management
- ------------------------------

     As described above, the flue dust generated by Bayou is a listed hazardous waste (no. K061) under RCRA. Our audit found serious deficiencies in Bayou's mamagement of this material.

2.1  Incineration without a permit

     The bags which collect K061 waste in Bayou's baghouse are themselves a hazardous waste. Contaminated clothing and soil is also defined as a hazardous waste./2/ Bayou incinerates this material in its furnaces, but does not have a permit for hazardous waste incineration.

     The job description contained in Bayou's Inspecting and Replacing Bags in Baghouse Compartments/3/ (see Appendix A) dictates that employees must place spent bags and contaminated coveralls and gloves "in drum and place in furnace when drum is full." (These same procedures also warn workers of the lead hazard posed by the contaminated bags and

- --------------------------
   /2/ Under LAC 33:V.109, the mixture of any amount of a listed hazardous waste and a nonhazardous waste meets the definition of hazardous waste. In addition, any waste generated from the treatment, storage, or disposal of a listed hazardous waste is itself a hazardous waste in accordance with the definition of hazardous waste LAC 33:V.109.

   /3/ Contained in the Bayou operating manual for baghouse personnel dated July 10, 1989, prepared by Pat Hendricks and approved by J.T. Baun.

contaminated personal protective equipment.) A Bayou inter-office memorandum/4/ concerning flue dust spill procedures states in item number 4 that "...all contaminated earth [resulting from a spill of K061] shall be excavated and deposited in drums marked 'Hazardous Waste' and placed on pad [surface impoundment] to await proper disposal. Disposal shall be into an arc furnace..."

     The practice of disposing of hazardous waste in the electric arc furnaces is corroborated by statements by several USWA members who formerly worked in the baghouse. USWA members stated that flue dust (K061 hazardous waste) that spilled onto the ground, K061-contaminated spent bags from the baghouse, and contaminated personal protective gear used to handle K061 waste were placed into drums (with plastic liners) and labelled and dated in compliance with applicable hazardous waste regulations for generators of hazardous waste./5/ These drums were subsequently placed into a pit adjacent to the baghouse. Scrap metal was piled into the pit directly onto the drums. Periodically, these drums, which by then were severely damaged and leaking, were placed along with scrap metal into the electric arc furnaces.

     The conclusion that K061 waste is incinerated is further corroborated by Bayou's reports to Federal and State agencies. Bayou's Toxic Release Inventory reporting forms (Form R) and Louisiana State Hazardous Waste Generator Annual Reports (which must account for all hazardous waste managed on-site or shipped off-site for management) state that no K061-contaminated personnel clothing or spent bags were sent off-site. Bayou's reports only record shipments of K061 that were sent for reclamation; spent bags and contaminated clothing cannot be reclaimed.

     Incineration of this material clearly constitutes thermal treatment/6/ of a hazardous waste. That is, the intent of this practice was to change a hazardous waste into a

- ------------------------------
   /4/ The memorandum, dated June 4, 1989, is from Pat Hendricks to all baghouse operators on the subject of flue dust spill procedures.

   /5/ LAC 33:V. Chapter 11.

   /6/ Thermal treatment is defined in LAC 33:V.109 as "the processing of hazardous waste in a device which uses elevated temperatures as the primary means to change the chemical, physical, or biological character or composition of the hazardous waste..."

nonhazardous waste and circumvent treatment and disposal requirements. Consultation with DEQ's Hazardous Waste Section (Permits) revealed that Bayou did not possess a permit nor did it have authority to operate under interim status for the thermal treatment or disposal of hazardous waste.

     Bayou is required to submit immediately a Part A and Part B permit application for licensing of the furnaces as a hazardous waste thermal treatment unit. Any permit application for a treatment, storage, or disposal unit under RCRA must address the existence of solid waste management units on the entire facility (including both sides of the railroad tracks) so that DEQ or the Federal EPA can determine whether corrective action is necessary under
Section 3004(u).

2.2  Disposal without a permit

     On March 8, 1990, DEQ issued a compliance order to Bayou. Among several items, Bayou was cited for operating a waste pile,/7/ which is classified as a hazardous waste management unit, without a required permit. To achieve compliance, Bayou was ordered to apply for a hazardous waste management permit; submit a detailed ground-water monitoring plan and, upon DEQ approval, implement the plan; inspect weekly and after storm events; and submit a written closure plan for the waste pile.

     DEQ staff have indicated to us that Bayou has complied with the order. This conclusion seems to be based on Bayou's statement that the waste pile is no longer in


- --------------------------
    /7/ Although the DEQ initially classified the hazardous waste management unit as a waste pile, Bayou memoranda and photographs demonstrate that the unit is in fact a surface impoundment and not a waste pile. A waste pile is defined in LAC 33:V.109 as "any non-containerized accumulation of solid, nonflowing hazardous waste that is used for treatment or storage." A surface impoundment is defined in LAC 33.V.109 as "a facility or part of a facility which is a ... diked area formed primarily of earthen materials (although it may be lined with man-made materials), which is designed to hold an accumulation of liquid waste or wastes containing free liquids..." Bayou memoranda dictate that contaminated wastewater must be disposed of on the pad (the Bayou term for the waste pile/surface impoundment). In addition, photographs contained in the baghouse operator procedure manual dated June 4, 1990, clearly show standing liquids in the unit. Because there is liquid in the unit, it cannot meet the definition of a waste pile, but instead meets the definition of surface impoundment.
        This is significant in that requirements for surface impoundments concerning ground-water monitoring and runon/runoff control systems are more stringent than for waste piles.

operation. However, USWA members report that the waste pile continues to exist (it has been covered with a roof) and is used to manage hazardous wastes. It is used to temporarily store hazardous waste prior to loading onto railroad cars for disposal. Temporary storage without a permit is allowed only in containers and tanks.

     Even if the "waste pile" was taken out of service in 1990, it is important to note that any waste pile (or surface impoundment) that received hazardous waste after July 26, 1982, is classified as a regulated unit./8/ All regulated units must comply with the more stringent ground-water protection standards for permitted units regardless of the administrative status of the unit. In addition, all hazardous waste management units that accepted hazardous waste after July 26, 1982, that did not obtain a permit to operate must either "clean close" the unit in accordance with an approved closure plan or close with waste in place and apply/9/ for a post-closure permit as a landfill./10/ Clean closure, which requires the removal of all hazardous waste, liners, and contaminated soils and groundwater, ensures that any residues remaining will be at levels that are considered protective of human health and the environment. Verifying and documenting a clean closure is critical because the owner/operator has no further responsibility for that unit under RCRA after a clean closure is certified. DEQ files indicate that Bayou has submitted neither a clean-closure plan nor an application for a post-closure permit.

     If the "waste pile" is still in operation, the law, implementing regulations, and the compliance order have been violated. If the "waste pile" is not in operation as the state believes, the law, implementing regulations, and the compliance order still have been violated.


- ------------------------
  /8/  LAC 33.V.3301A.

  /9/ It is important to note that all owners or operators that apply for a permit under the authority of the Resource Conservation and Recovery Act must comply with (S)3004(u) [LAC 33.V.3322]. This provision requires the remediation of all releases of hazardous waste or hazardous constituents from solid waste management units (irrespective of whether the unit was intended to manage waste) as necessary to protect human health and the environment regardless of when waste was placed in the unit.

  /10/ LAC 33.V.305.A.

     Bayou is required to submit immediately a Part A and Part B permit application for a surface impoundment for the waste or, alternatively, submit a plan for clean closure of the surface impoundment in compliance with the closure requirements.

2.3  Storage of mixed waste

     Bayou is currently storing mixed waste (i.e., K061 flue dust contaminated with cesium-137) in four railroad cars at the facility. There are currently no facilities in the U.S. authorized to manage a mixed waste and comply with the land disposal restrictions./11/ The waste has been stored at Bayou since November 1989.

     Permits are required to store hazardous waste for more than 90 days. Bayou evaded the requirement of obtaining a permit by repeatedly seeking and obtaining 60-day extensions to the original 90-day storage limit/12/ (which expired in February 1990) from DEQ.

     The regulations allow for "an extension of up to 30 days" [LAC 33:V.1109.E.2] due to "unforeseen circumstances." This provision was intended to allow extra time needed in case of an emergency; however, it was not intended to be used to evade the more stringent and safer provisions that a permit would require.

     Bayou must apply for a hazardous waste storage permit. Other states have required mixed-waste generators to apply for storage permits to ensure safe storage conditions, and Louisiana should do the same. It is uncertain when any outside facility will be authorized to accept mixed waste. The requirement of a storage permit is designed to ensure that the long-term storage of this radioactive, hazardous mixed waste would be safe. Permit requirements

- -----------------------------
   /11/ The Hazardous and Solid Waste Amendments of 1984 require that all hazardous wastes be treated prior to land disposal.

   /12/ Under LAC 33:V, Chapter 22 and LAC 33:V.1109.E, a generator of hazardous waste is authorized to temporarily store hazardous waste onsite for a maximum of 90 days (there are additional time allotments for small generators, but Bayou does not fit this category) without having to obtain a permit provided certain minimal conditions are met. Under the Resource Conservation and Recovery Act and the Louisiana Hazardous Waste Control Law, the term temporarily means 90 days. However, the storage of the mixed waste has now exceeded 1,460 days. Interestingly, the duration of hazardous waste permits (i.e., land-based) is 5 years or 1,825 days.

include secondary containment, adequate personnel training, emergency procedures, a closure plan, financial assurance for management, and more frequent inspections.

2.4  Improper personnel training

     Under LAC 33:V.1515.A.1, "Facility personnel must successfully complete a program of classroom instruction or on-the-job training that teaches them to perform their duties in a way that ensures the facility's compliance with the requirements of this Section" [emphasis added]. However, as previously stated, Bayou instructed personnel in the baghouse operations manual to dispose of hazardous waste in the furnaces in violation of federal and state hazardous waste laws and regulations.

     Bayou should immediately establish a comprehensive personnel training program that will ensure that personnel are no longer instructed to perform noncomplying activities. Such a training program is necessary to ensure adequate protection of worker health and to avoid creating potential legal problems for company employees.

3. Air pollution
- ----------------

     Although much of its flue dust is collected in the baghouse and transported off-site for disposal, Bayou emits thousands of pounds into the atmosphere each year. The vast majority of these emissions are in the form of untreated and unpermitted fugitive emissions. Because some of the heavy metals in the flue dust pose grave inhalation risks, a detailed, multimedia investigation of off-site conditions must be initiated as soon as possible.

3.1  Emission of flue dust

     Electric arc furnaces used to produce steel generate gases containing metallic dusts. This dust contains significant concentrations of the toxic metals chromium, lead, and cadmium/13/ as well as nickel, zinc, and manganese. The metal oxides in this waste are

- -----------------------------
   /13/ USEPA Listing Background Document for K061, Emission control dusts/sludges from the primary production of steel in electric furnaces.

formed at high temperatures in an oxidizing atmosphere. Under these conditions, chromium will oxidize to it hexavalent form. According to the Agency for Toxic Substances and Disease Registry,/14/ approximately 2.2% of the chromium emitted as a result of steel production is in the hexavalent form.

     Bayou Steel has a permit from the Louisiana Department of Environmental Quality to operate a smokestack and an emissions control system. The primary dust system collects the emissions from the electric arc furnace. The secondary system handles the emissions when the furnace cover is removed. The collected flue dust is directed to a baghouse. Gases and dust that do not enter the emissions control system are called fugitive emissions.

     Louisiana regulations/15/ require that all reasonable precautions be taken to prevent particulate matter, especially that containing lead, from becoming airborne. The new source performance standard/16/ applicable to the Bayou Steel facility prohibits more than de minimus discharges of particulate matter, along with continuous monitoring.

     USWA members employed at the plant report that Bayou Steel routinely bypasses its emission control system and vents fine dust directly into the atmosphere. Numerous instances, many lasting more than 15 minutes, have been documented on video tape. On the evening of November 23, 1993, a Disposal Safety employee observed what appeared to be a dust cloud emanating from Bayou Steel buildings. Deliberate bypassing of emissions controls would constitute a clear violation of Bayou's air permit. In addition, bypassing the air pollution control system circumvents the hazardous waste requirements by decreasing the amount of flue dust captured and thus regulated as hazardous waste.

     Even without considering the apparent bypassing of the emission control system, data submitted by Bayou Steel to EPA under the Toxic Release Inventory
(TRI) program show that the fugitive emissions are excessive for a facility of this size. According to the TRI data, fugitive emissions greatly exceed the amount of flue dust that is emitted through the

- ------------------------------
   /14/ Figure 6.1, Toxicological Profile for Chromium, Draft for Public
        Comment, October, 1987.

   /15/ LAC 33:III.1303, 33:III.1303, and 33:III.1321.

   /16/ LAC 33:III.3332.

permitted stack. Table 1 shows the emissions of certain heavy metals reported from 1987 through 1993. The values for 1992 and 1993 are estimated (by Bayou Steel) emissions. Between 1987 and 1991, fugitive emissions of lead, chromium, zinc, and manganese were five to eight times the permitted emissions through the stack. In 1989, 1990, and 1991, they were eight times greater.



                                   TABLE 1
       EMISSIONS OF LEAD, CHROMIUM, ZINC, AND MANGANESE DUST REPORTED
                                  UNDER TRI


================================================================================
     Date           Stack (lbs)          Fugitive (lbs)       Percent Fugitive
================================================================================
     1987             6,771                 32,936                  76%
- --------------------------------------------------------------------------------
     1988             7,437                 20,396                  73%
- --------------------------------------------------------------------------------
     1989             6,060                 48,580                  90%
- --------------------------------------------------------------------------------
     1990             4,506                 36,056                  89%
- --------------------------------------------------------------------------------
     1991             3,352                 26,982                  89%
- --------------------------------------------------------------------------------
     1992*                 Total of stack and fugitive: 32,868
- --------------------------------------------------------------------------------
     1993*                 Total of stack and fugitive: 34,599
================================================================================

   * Estimated in 1992 by Bayou Steel


     Table 2 shows emissions Bayou reported in 1992 for lead. Between 1987 and 1991, nearly 18,000 pounds of lead was emitted into the atmosphere. Of this, 84% was fugitive emissions.

     The fugitive emissions of lead reported by Bayou are excessive. According to the TRI database, Bayou's fugitive emissions of 1,892 lb was by far the highest in the state of Louisiana. By comparison, the facility with the second-highest lead fugitive emissions released 256 lb. In 1991, Bayou Steel's total lead emissions were the third highest in the state.

                                   TABLE 2
                     EMISSION OF LEAD REPORTED UNDER TRI

================================================================================
     Date         Stack (lbs)         Fugitive (lbs)         Percent fugitive
================================================================================
     1987            750                 2,711                    78%
- --------------------------------------------------------------------------------
     1988            880                 2,600                    75%
- --------------------------------------------------------------------------------
     1989            570                 4,600                    89%
- --------------------------------------------------------------------------------
     1990            402                 3,219                    89%
- --------------------------------------------------------------------------------
     1991            236                 1,892                    89%
- --------------------------------------------------------------------------------
     1992*                  Total of stack and fugitive: 3,305
- --------------------------------------------------------------------------------
     1993*                  Total of stack and fugitive: 3,479
================================================================================
   * Estimated in 1992 by Bayou Steel.


3.2 Off-site atmospheric transport

     Wind transports Bayou Steel's atmospheric emissions of flue dust into the surrounding area. Air containing heavy metals is inhaled by people living adjacent to the facility. Some of the dust settles in homes and throughout residential areas. Bayou Steel's emissions thus pose a health risk to the surrounding community. The fugitive emissions are of particular concern because they originate closer to the ground and concentrations are less likely to have been reduced by dispersion.

     As discussed above, Bayou Steel emits extremely large amounts of lead. According to the Agency for Toxic Substances and Disease Registry/17/ chronic exposure to minute concentrations of lead dust in air can have harmful neurological effects. Infants and small children are at the highest risk. There is some evidence that when inhaled, lead poses a cancer risk.


- -----------------------------
   /17/ Toxicological Profile for Lead, Draft for Public Comment, February,
        1988.

     Bayou Steel reported under SARA Title III that it discharged over 1,400 lb of chromium between 1987 and 1991. The actual amount must be far greater if the reports of bypassing the emission control systems are true. As discussed above, a significant portion of the chromium emissions will be in hexavalent form, which USEPA classifies as a known human carcinogen.
According to ATSDR/18/, hexavalent chromium is one of the most potent carcinogens known, with chronic inhalation exposure to just 1 ug/m/3/ yielding an excess cancer risk of 12 in 1000.

     Although not reported by Bayou Steel under SARA Title III, cadmium and nickel are also constituents of flue dust generated by steel production./19/ Both elements are known to pose a cancer risk when inhaled. According to ATSDR,/20/ chronic inhalation of 1 ug/m/3/ of cadmium yields an excess cancer risk of 2 in 1000.

3.3  Need for additional study

     There needs to be an immediate, comprehensive, multimedia investigation of the flue dust emissions to determine the level of exposure in the residential areas adjacent to Bayou Steel. This investigation should include the following elements:

   . Blood tests of residents for levels of lead, hexavalent chromium, and cadmium.

   . Analysis of flue dust for lead, hexavalent chromium, cadmium and nickel.

   . Investigation of off-site, ambient levels of lead, hexavalent chromium, cadmium, and nickel in the atmosphere. The investigation should have the dual objectives of (1) allowing a risk analysis to be performed, and (2) determining whether the lead National Emissions Standard for Hazardous Air Pollutant (NESHAP)/21/ is being met. For hexavalent chromium, samples must



- --------------------------
     /18/ Toxicological Profile for Chromium, Draft for Public Comment, October, 1987.

     /19/ Cadmium and nickel are designated toxic chemicals under SARA Title III (40 CFR 372.65). It is unclear why Bayou did not report these emissions.

     /20/ Toxicological Profile for Cadmium, Draft for Public Comment, November, 1987.

     /21/ 40 CFR 50.12. The lead NESHAP is 1.5 ug/m/3/ measured downwind of the source at the facility boundary.

     must be collected and analyzed using a method which yields a detection limit low enough to allow a reliable risk analysis to be performed./22/

   . Off-site soil sampling for lead, hexavalent chromium, and cadmium. For hexavalent chromium, the newly revised EPA method of analysis should be used.

   . Household levels of lead, hexavalent chromium, cadmium, and nickel should be tested. This should include collection of vacuum cleaner dust and window sill dust or rafter dust.

   . Atmospheric modeling of the flue dust emissions. As a start, the emission loads reported under SARA Title III should be used. A scenario that includes bypassing the baghouse should also be used.


4. Wastewater discharges
- ------------------------

     Two broad areas of concern were identified with respect to Bayou's wastewater discharges. These were Bayou's request for a permit modification to relocate one of its present outfalls and its noncompliance with environmental orders and its water discharge permit.

4.1  Permit modification

     At present, Bayou collects stormwater runoff from its facility in two ponds located on Bayou's property. The present outfall from the north pond is designated as Outfall 003 in Bayou's NPDES permit and it is here that Bayou monitors the effluent to determine compliance with the permit limits.

     Bayou has requested a permit modification that would eliminate Outfall 003 as a monitoring point. Bayou believes that eliminating Outfall 003 would remove the two ponds from the NPDES treatment train and thus render them not subject to solid waste management

- ---------------------------
   /22/ For measuring hexavalent chromium in ambient air the most reliable method is an impinger method developed in California. The method is described in P. Shaehan, R. Ricks, S. Ripple, and D. Paustenbach, Field Evaluation of a Sampling and Analytical Method for Environmental Levels of Airborne Hexavalent Chromium, Am. Ind. Hyg. Assoc. J., 53, pp. 57-68, 1992.

regulations. (See Section 4.2.) In lieu of Outfall 003, Bayou proposes monitoring stormwater runoff at three new discrete outfall locations which are associated with specific processing areas. In considering the request for permit modification, DEQ and EPA must consider the following concerns:

     Public notice -- This represents a major modification of Bayou's permit. The permit modification process must be properly noticed to the public so that an informed citizenry can be fully involved in the resolution of the issues identified below and any other issues of concern that may arise during the process.

     Protection of water quality in the receiving water -- If and when the ponds are removed from the treatment train, the ponds themselves become the receiving water to which the proposed new outfalls will discharge. That being the case, DEQ must establish an appropriate designated use for the receiving water. The permit writer must then ensure that permit limits for all pollutants of concern are established for the proposed outfalls that will fully protect the designated use. Also, in establishing protective water quality limitations, the permit writer must recognize that the waters of the ponds do not provide dilution to the effluent from the proposed outfalls. Because the waters of the pond are made up entirely from facility runoff, no dilution is available and, thus, the permit limitations established for the outfalls must be identical to the water quality standard for the designated use of the receiving water.

     Inclusion of all runoff -- Designated outfalls must account for all potentially contaminated runoff from the site. As now proposed, three outfalls would replace the present Outfall 003. The three outfalls are intended to discharge collected runoff from the proposed shredder operation, the slag processing area, and the melt shop area. While these outfalls might serve as appropriate monitoring points for the runoff from these particular areas, they cannot account for all potentially contaminated runoff from the site. For instance, as the 1991 Settlement between DEQ and Bayou Steel for hazardous waste violations makes clear, K061 dust was scattered throughout the facility. Because K061 dust is found throughout the facility, all runoff from the facility, not just from three process areas, should be collected and monitored for parameters of concern. In particular, hexavalent chromium is very mobile in the environment and especially surface water, so that, its presence in stormwater runoff would be expected.

     Choice of parameters to be limited - Permit limits must be established for all parameters of concern, with appropriate measures to insure compliance with the limits. Currently, only Oil and Grease, Total Organic Carbon (TOC) and pH are limited at Outfall 003. However, many known and potential pollutants are parameters of concern in the stormwater runoff from processing areas and from the site in general. These include the chromium, lead and cadmium noted above along with polychlorinated biphenyls (PCBs) and other chlorinated organics resulting from the "fluff" from the proposed auto shredding operation. All of these pollutants must be identified and, as described above, the permit writer must establish permit limits for these pollutants which are protective of water quality. Furthermore, Bayou Steel must demonstrate that these permit limits can be attained, either through installation of appropriate treatment technology or by instituting effective Best Management Practices (BMPs) for stormwater.

4.2  Regulation of the discharge ponds

     The state has declared that the ponds are Solid Waste Management Units and has ordered their closure. This order requires sampling of the ponds' contents. However, because the ponds received runoff from the facility and K061 hazardous waste has been stored on the ground surface and spilled on the ground surface at the facility (in addition to PCB releases to the soil), it appears that K061-contaminated and PCB-contaminated runoff has been discharged into the ponds. In accordance with the mixture rule /23/, the contents of the ponds would consequently be hazardous waste. Therefore, these ponds would meet the definition of a hazardous waste surface impoundment and a regulated unit under RCRA.

     DEQ should immediately investigate this matter by collection and analyzing samples for lead, cadmium, and hexavalent chromium (the hazardous constituents of K061) in addition to PCBs and other hazardous constituents likely to have been present at the facility. If detectable levels are found, Bayou must submit immediately a Part A and Part B permit application for the ponds as surface impoundments. The environmental condition of the ponds, sediment, sediment downstream of the ponds, and potentially impacted groundwater associated with the ponds must be thoroughly investigated and remediated if necessary and these treatment units must be properly closed in accordance with applicable Louisiana

- ---------------------
/23/LAC 33:II.109.

regulations. The remedial investigation must be comprehensive in scope and address all potential areas and pollutants of concern.

4.3  Compliance performance

4.3.1 Quarterly Non-Compliance Reports

     We reviewed available summaries of EPA Quarterly Non-Compliance Reports from the fourth quarter of 1991 through the fourth quarter of 1992, which was the most recent available to us. Each of the five reports identified Bayou Steel as being in significant non-compliance for compliance schedule violations for the quarter. We do not have sufficient information at this time to determine what compliance schedule milestone is being violated. However, it is our understanding that EPA's August 17, 1988 Administrative Order (AO) imposed the most recent compliance schedule on Bayou Steel. That AO established a deadline of February 15, 1989 to "complete construction and achieve and maintain compliance with permit effluent limitations." If that, or any other compliance schedule milestone, continues to be violated, appropriate actions, including the imposition of penalties or fines, should be instituted to compel compliance.

4.3.2 Wastewater permit compliance

     Bayou Steel's current wastewater permit contains permit limits only for some conventional and non-conventional pollutants. No numerical effluent limitations for any of the pollutants designated as priority pollutants pursuant to the federal Clean Water Act (such as chromium, lead, and cadmium in flue dust) have been imposed on Bayou Steel. We recommend that during the permit modification process, appropriate numerical effluent limitations for all pollutants of concern at all outfalls be established.

     We reviewed Bayou Steel's Discharge Monitoring Reports (DMRs) from January 1992 through August 1993 to determine Bayou Steel's compliance performance. Despite the fact that there was no flow reported from Outfall 001, there were at least nine violations of daily maximum limitations and two violations of monthly average limitations. Table 3 lists the violations. In particular, the pattern of violations at the sanitary monitoring point (Outfall 102) is indicative of either inadequate treatment facilities or improper operation.

                                   TABLE 3
              NPDES VIOLATIONS JANUARY 1992 THROUGH AUGUST 1993

===========================================================================================================
 Date      Outfall          Parameter                Unit      Avg/Max       Limit         Reported Value
===========================================================================================================
Aug-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Aug-93      102       BOD5                           mg/1        Max           45                      59
- -----------------------------------------------------------------------------------------------------------
Aug-93      102       pH                             S.U.        Max            9                     9.2
- -----------------------------------------------------------------------------------------------------------
Jun-93      102       Fecal Coliform                 Col.        Avg          200                    TNTC
- -----------------------------------------------------------------------------------------------------------
Jun-93      102       Fecal Coliform                 Col.        Max          400                    TNTC
- -----------------------------------------------------------------------------------------------------------
Jun-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
May-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
May-93      102       BOD5                           mg/1        Max          170                      45
- -----------------------------------------------------------------------------------------------------------
Apr-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Apr-93      102       BOD5                           mg/a        Max           45                      52
- -----------------------------------------------------------------------------------------------------------
Apr-93      102       Fecal Coliform                 Col.        Max          400               Confluent
- -----------------------------------------------------------------------------------------------------------
Mar-93      102       Fecal Coliform                 Col.        Max          400                    TNTC
- -----------------------------------------------------------------------------------------------------------
Mar-93      102       TSS                            mg/1        Max           45                      59
- -----------------------------------------------------------------------------------------------------------
Mar-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Feb-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Jan-93      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Dec-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Nov-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Oct-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Sep-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Aug-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Jul-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Jun-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
May-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
May-92      102       TSS                            mg/1        Avg           30                     117
- -----------------------------------------------------------------------------------------------------------
May-92      102       TSS                            mg/1        Max           45                     228
- -----------------------------------------------------------------------------------------------------------
Apr-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Mar-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Mar-92      102       TSS                            mg/1        Max           45                      59
- -----------------------------------------------------------------------------------------------------------
Feb-92      001       No flow from this outfall
- -----------------------------------------------------------------------------------------------------------
Jan-92      001       No flow from this outfall
===========================================================================================================

         Confluent -- Confluent growth constitutes a non-repeating incident for this parameter.
         TNTC -- Too numerous to count.

5. Reporting of releases of hazardous substances
- ------------------------------------------------

5.1 SARA Title III

     Section 313 of the Emergency Planning and Community Right-to-Know Act (EPCRA, or SARA Title III) requires each facility manufacturing or otherwise using a listed toxic chemical at or above the prescribed threshold level to report all releases and offsite transfers of each listed toxic chemical. In addition, 40 CFR 378.85(16)(ii)(A) requires that all offsite transfers of each subject chemical include the EPA identification number of the receiving facility.

     These reports are entered into EPA's Toxic Release Inventory (TRI). The most recent TRI report for Bayou, covering the calendar year 1992, reported releases for lead, zinc, chromium, and manganese. Bayou reported that none of these substances were sent offsite for disposal. However, according to the files and copies of signed uniform hazardous waste manifests, thousands of pounds of K061 wastes were sent offsite to a permitted hazardous waste landfill (EPA identification number LAD000777201), which was not reported as required.

     Bayou's TRI report also fails to include spent bags containing K061. The number of spent bags generated from the bag houses in a year can be significant. As discussed in Section 2.1, K061-contaminated spent bags and contaminated clothing are being disposed of on-site in the electric arc furnaces. The TRI Form R requires that the amount being treated on-site (whether permitted or not) must be reported. Bayou's report incorrectly states that all hazardous waste subject to SARA Title III reporting is being reclaimed.

     Bayou is required to amend all previous TRI submissions to account for the on-site disposal of lead-, zinc-, and chromium-contaminated spent bags and clothing. Cadmium and nickel releases should also be reported. In addition, Bayou should publicly correct advertisements which make claims about TRI releases to reflect the amended data.

5.2  Superfund

     Video tape, photographs, and reports by USWA members show that Bayou has systematically released significant quantities of flue dust into the atmosphere and onto the ground for several years. Section 103 of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA, otherwise known as Superfund) requires that the any release of the reportable quantity of a designated hazardous substance/24/ must be reported to the National Response Center immediately. The designated reportable quantity for K061/25/ is one pound. Thus, each one-pound release of K061 during each 24-hour period must be reported./26/

     We recommend that the National Response Center's data base be checked to determine whether these reports have been filed.

6.   Conclusions and recommendations
- ------------------------------------

     Our audit has identified several areas in which Bayou is currently out of compliance with environmental laws. Specifically,

  * Bayou is required under RCRA to submit immediately Part A and Part B permit applications for licensing of (1) the electric-arc furnaces as a hazardous waste thermal treatment unit, (2) the pads as a surface impoundment (or, alternatively, a plan for clean closure), and (3) long-term storage of mixed waste. All RCRA permit applications must address the existence of solid waste management units on the entire facility (including both sides of the

- ------------------------

     /24/ Under CERCLA, all wastes designated as hazardous under the Resource Conservation and Recovery Act are automatically designated as hazardous substances.

     /25/  40 CFR 302.4(a).

     /26/ In listing emission control dust from primary metal production, EPA stated that the airborne exposure to lead, chromium, and cadmium particulates escaping from mismanaged emission control dusts is a major pathway of concern (EPA's Listing Background Document, 1980, pp 743). As a result, the health of persons who inhale these airborne particulates would be jeopardized. This is especially true for hexavalent chromium compounds, whose carcinogenicity via inhalation is especially well substantiated.

     railroad track) so that regulators can determine whether corrective action is necessary under Section 3004(u).

  * Bayou must establish a training program for its workers that accurately instructs them in the requirements of the law.

  * Workers at the plant report that the company frequently bypasses its air emissions control system. Evidence from videotape and personal observation is consistent with these reports.

  * Bayou is in significant non-compliance with the compliance schedule for its wastewater discharges. It also frequently exceeds limits set in its NPDES permit.

  * Bayou is required to amend its previous Toxic Release Inventory submissions to account for the on-site disposal of lead-, zinc-, and chromium-contaminated spent bags and clothing.

This pattern of non-compliance calls for prompt and vigorous enforcement action by regulatory agencies.

     Bayou has applied for a modification of its wastewater discharge permit. This is a major modification, and DEQ must provide opportunities for public participation before any modification is granted. Before approving the modification, DEQ should ensure that all runoff from the site is regulated, that permit limits are set for all parameters of concern (including chromium, lead, cadmium, nickel, and polychlorinated biphenyls), and that the limits fully protect the receiving water for a properly designated use. The permit should also be modified to limit additional parameters at outfalls not included in Bayou's request.

     Our audit has also identified several issues that require further investigation by environmental agencies. Needed studies include:

  * A comprehensive study of the company's past and present air emissions, and their compliance with permit conditions and with NESHAPS for lead.

  * A study of exposures of residents adjacent to Bayou to lead, cadmium, hexavalent chromium, and nickel.

  * An investigation of whether Bayou has deliberately bypassed its emissions control system.

  * Determination of whether the wastewater receiving ponds are hazardous waste impoundments under RCRA.

  * Determination of whether reports of releases of toxic substances have been filed as required by Section 103 of CERCLA.

                                 APPENDIX A
       Bayou's Inspecting and Replacing Bags in Baghouse Compartments

====================================================================================================================================
  JOB       PLANT:    BAYOU STEEL  JOB OPERATION TITLE:                                                                J.?.?.  ?
 SAFETY                                                  LOADING CLOSED TOP TRUCKS (REVISED)
ANALYSIS    DEPT:     FWE          ============================================================================        SCH- 1
            SECTION:  BAGHOUSE     POSITION TITLE OF PERSONNEL WHO DID THE JOB:  BAGHOUSE OPERATOR                   (REVISED)
====================================================================================================================================
REQUIRED AND/OR RECOMMENDED PERSONAL PROTECTIVE EQUIPMENT:
   HARDHATS, SAFETY GLASSES, METATARSAL BOOTS, PAPR, DISPOSAL OF PAPER SUIT AND GLOVES
====================================================================================================================================
        SEQUENCE OF BASIC JOB STEPS              POTENTIAL ACCIDENTS OR HAZARDS          RECOMMENDED SAFE JOB PROCEDURE
====================================================================================================================================
1. INSPECT CONTRACTORS TRUCK PRIOR TO          1. SB -- TRUCK                     1. TRUCK TURNED OFF AND PARKING BRAKE SET.
- ------------------------------------------------------------------------------------------------------------------------------------
   LOADING.                                                                          INSPECT FOR ANY FOREIGN MATERIAL IN TRUCK.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                     RELATE TRUCK DEFICIENCIES IMMEDIATELY IF ANY
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                     ARE FOUND.  NOTIFY FOREMAN.
- ------------------------------------------------------------------------------------------------------------------------------------
2. POSITION TRUCK FOR LOADING                  2. SB -- TRUCK                     2. KEEP PERSONS CLEAR OF TRUCK.
- ------------------------------------------------------------------------------------------------------------------------------------
3. BAGHOUSE OPERATOR MONITOR LOADING OF        3. E -- OVEREXPOSURE TO LEAD       3. WEAR REQUIRED SAFETY EQUIPMENT.
- ------------------------------------------------------------------------------------------------------------------------------------
   TRUCK.
- ------------------------------------------------------------------------------------------------------------------------------------
4. REMOVE ANY DUST FROM TOP OR SIDE OF TRUCK.  4. E -- OVEREXPOSURE TO LEAD       4. USE A BROOM AND SWEEP ANY SPILLAGE ONTO THE PAD
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                     BEFORE MOVING TRUCK.
- ------------------------------------------------------------------------------------------------------------------------------------
5. INSPECT TRUCK FOR LEAKAGE BEFORE LEAVING    5. E -- OVEREXPOSURE TO LEAD       5. WEAR REQUIRED SAFETY EQUIPMENT AND INSPECT
- ------------------------------------------------------------------------------------------------------------------------------------
   LOADING SITE.                                                                     AREA.  IF LEAKING, CALL FOREMAN.
- ------------------------------------------------------------------------------------------------------------------------------------
6. DISPOSE OF COVERALLS AND GLOVES.            6. E -- LEAD                       6. PLACE COVERALLS IN PLASTIC BAG AND PUT ON
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                     IMPACT PADS.
- ------------------------------------------------------------------------------------------------------------------------------------
7. WASH FACE AND HANDS.                        7. E -- LEAD                       7. USE SOAP AND WATER TO CLEAN FACE AND HANDS.
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
==================================================================  ================================================================
SIGNATURE: /s/                       DATE:  2/27/89       REVIEW      ?? OPERATION TITLE:                            J.S.?.  ?
- ------------------------------------------------------------------
APPROVED:  /s/                       DATE:  3/2/89                      LOADING CLOSED TOP TRUCKS (REVISED)        SCH- 1 (REVISED)


====================================================================================================================================
  JOB       PLANT:    BAYOU STEEL  JOB OPERATION TITLE:                                                                J.?.?.  ?
 SAFETY                                                INSPECTING AND REPLACING BAGS IN BAGHOUSE COMPARTMENTS
ANALYSIS    DEPT:     FWE          ============================================================================        SCH- 2
            SECTION:  BAGHOUSE     POSITION TITLE OF PERSONNEL WHO DID THE JOB:  BAGHOUSE PERSONNEL                  (REVISED)
====================================================================================================================================
REQUIRED AND/OR RECOMMENDED PERSONAL PROTECTIVE EQUIPMENT:
   HARD HAT, SAFETY GLASSES, METATARSAL BOOTS, DISPOSABLE PAPER COVERALLS, GLOVES AND PAPR
====================================================================================================================================
        SEQUENCE OF BASIC JOB STEPS              POTENTIAL ACCIDENTS OR HAZARDS          RECOMMENDED SAFE JOB PROCEDURE
====================================================================================================================================
1.  ISOLATE COMPARTMENT.  NOTE:  TWO PEOPLE    1.  FS-HOUSEKEEPING                1A. PROCEED WITH CAUTION TO CONTROL PANEL.
- ------------------------------------------------------------------------------------------------------------------------------------
    MINIMUM FROM THIS STEP ON TO WORK IN                                          1B. FILL LOCK OUT TAG ACCURATELY AND COMPLETELY
- ------------------------------------------------------------------------------------------------------------------------------------
    COMPARTMENTS.                                                                     AND TAG PROPER SWITCH AFTER TURNING TO THE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      ISOLATE POSITION.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  1C. INSERT PIN IN MAIN COMPARTMENT DAMPER CYLINDER
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      TOP.
- ------------------------------------------------------------------------------------------------------------------------------------
2.  OPEN ISOLATED COMPARTMENT DOORS.           2.  SB-DOOR                        2.  STAND CLEAR OF DOOR BEFORE OPENING.
- ------------------------------------------------------------------------------------------------------------------------------------
3.  INSPECT BAGS IN ISOLATED COMPARTMENTS.     3.  E-LEAD                         3.  WEAR SAFETY EQUIPMENT REQUIRED.
- ------------------------------------------------------------------------------------------------------------------------------------
4.  REPLACE DEFECTIVE BAG.                     4.  E-LEAD                         4.  WEAR REQUIRED SAFETY EQUIPMENT. TIE ROPE TO
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      BAG AND SECURE ROPE. REMOVE NUT AND LOWER BAG.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      REMOVE BAG FROM COMPARTMENT. INSTALL NEW BAGS.
- ------------------------------------------------------------------------------------------------------------------------------------
5.  CLOSE ISOLATED COMPARTMENT.                5.  CB-DOOR                        5.  SECURE DOOR, KEEP HANDS CLEAR OF PINCH POINTS.
- ------------------------------------------------------------------------------------------------------------------------------------
6.  REMOVE LOCKS AND TAGS.                     6.  FS-HOUSEKEEPING                6.  REMOVE PIN FROM MAIN COMPARTMENT DAMPER
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      CYLINDER ROD. THEN PROCEED WITH CAUTION TO
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      CONTROL PANEL AND REMOVE TAG. THEN UN-ISOLATE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      COMPARTMENT.
- ------------------------------------------------------------------------------------------------------------------------------------
7.  PUT COMPARTMENT BACK ON LINE.              7.  E-LEAD                         7.  CHECK OPACITY MONITORS FOR ALARMS. IF ALARMS
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      ARE PRESENT, NOTIFY FOREMAN.
- ------------------------------------------------------------------------------------------------------------------------------------
8.  DISPOSE OF DEFECTIVE BAGS.                 8.  E-LEAD                         8.  PLACE IN DRUM AND PLACE IN FURNACE WHEN DRUM
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      IS FULL.
- ------------------------------------------------------------------------------------------------------------------------------------
9.  DISPOSE OF COVERALLS AND GLOVES.           9.  E-LEAD                         9.  PLACE IN DRUM AND PLACE IN FURNACE WHEN DRUM
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      IS FULL.
- ------------------------------------------------------------------------------------------------------------------------------------
10. WASH FACE AND HANDS.                       10. E-LEAD                         10. USE SOAP AND WATER TO CLEAN FACE AND HANDS.
- ------------------------------------------------------------------------------------------------------------------------------------
11. NOTIFY FOREMAN WHEN JOB IS COMPLETE.       11. FS-TAPPING                     11. FOREMAN AND HIS SUPERVISOR NEED TO KNOW JOB
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                      STATUS WHEN COMPLETE.
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
    NOTE:  NO FOOD, DRINKS OR SMOKING WHILE
- ------------------------------------------------------------------------------------------------------------------------------------
           JOB IS BEING DONE.
- ------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
================================================================     ===============================================================
SIGNATURE                               DATE:  07/10/93   REVIEW     JOB ?????????? TITLE:                         ?.?.?. ?
================================================================
APPROVED:                               DATE:  07/10/89                        INSPECTING AND REPLACING
                                                                               BAGS IN BAGHOUSE COMPARTMENTS    ???? ???? ????


====================================================================================================================================
  JOB       PLANT:    BAYOU STEEL  JOB OPERATION TITLE:                                                                J.?.?.  ?
 SAFETY                                                  INSPECTING AND REPLACING BAGS IN BAGHOUSE COMPARTMENTS
ANALYSIS    DEPT:     FWE          ==============================================================================      SCH- 2
            SECTION:  BAGHOUSE     POSITION TITLE OF PERSONNEL WHO DID THE JOB:  BAGHOUSE PERSONNEL                  (REVISED)
====================================================================================================================================
REQUIRED AND/OR RECOMMENDED PERSONAL PROTECTIVE EQUIPMENT:
   HARD HAT, SAFETY GLASSES, METATARSAL BOOTS, DISPOSABLE PAPER COVERALLS, GLOVES AND PAPR
====================================================================================================================================
        SEQUENCE OF BASIC JOB STEPS              POTENTIAL ACCIDENTS OR HAZARDS          RECOMMENDED SAFE JOB PROCEDURE
====================================================================================================================================
1. ISOLATE COMPARTMENT.  NOTE:  TWO PEOPLE     1. FS -- HOUSEKEEPING            1A. PROCEED WITH CAUTION TO CONTROL PANEL
- ------------------------------------------------------------------------------------------------------------------------------------
   MINIMUM FROM THIS STEP ON TO WORK IN                                         1B. FILL LOCK OUT BAG ACCURATELY AND COMPLETELY
- ------------------------------------------------------------------------------------------------------------------------------------
   COMPARTMENTS.                                                                    AND TAG PROPER SWITCH AFTER TURNING TO THE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    ISOLATE POSITION.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                1C. INSERT PIN IN MAIN COMPARTMENT DAMPER
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    CYLINDER TOP.
- ------------------------------------------------------------------------------------------------------------------------------------
2. OPEN ISOLATED COMPARTMENT DOORS.            2. SB -- DOOR                    2.  STAND CLEAR OF DOOR BEFORE OPENING.
- ------------------------------------------------------------------------------------------------------------------------------------
3. INSPECT BAGS IN ISOLATED COMPARTMENTS.      3. E -- LEAD                     3.  WEAR SAFETY EQUIPMENT REQUIRED.
- ------------------------------------------------------------------------------------------------------------------------------------
4. REPLACE DEFECTIVE BAG.                      4. E -- LEAD                     4.  WEAR REQUIRED SAFETY EQUIPMENT.  TIE ROPE TO
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    BAG AND SECURE ROPE.  REMOVE NUT AND LOWER
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    BAG.  REMOVE BAG FROM COMPARTMENT.
- ------------------------------------------------------------------------------------------------------------------------------------
5. CLOSE ISOLATED COMPARTMENT.                 5. CB -- DOOR                    5.  SECURE DOOR.  KEEP HANDS CLEAR OF PINCH POINTS.
- ------------------------------------------------------------------------------------------------------------------------------------
6. REMOVE LOCKS AND TAGS.                      6. FS -- HOUSEKEEPING            6.  REMOVE PIN FROM MAIN COMPARTMENT DAMPER
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    CYCLINDER ROD.  THEN PROCEED WITH CAUTION TO
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    CONTROL PANEL AND REMOVE TAG.  THEN UN-ISOLATE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    COMPARTMENT.
- ------------------------------------------------------------------------------------------------------------------------------------
7. PUT COMPARTMENT BACK ON LINE.               7. E -- LEAD                     7.  CHECK OPACITY MONITORS FOR ALARMS.  IF ALARMS
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    ARE PRESENT, NOTIFY FOREMAN.
- ------------------------------------------------------------------------------------------------------------------------------------
8. DISPOSE OF DEFECTIVE BAGS.                  8. E -- LEAD                     8.  PLACE IN PLASTIC CONTAINER AND STORE WITH
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    IMPACT PAD.
- ------------------------------------------------------------------------------------------------------------------------------------
9. DISPOSE OF COVERALLS AND GLOVES.            9. E -- LEAD                     9.  PLACE ON PLASTIC BAGS AND PUT ON IMPACT PAD.
====================================================================================================================================
=============================================================        ===============================================================
SIGNATURE: /s/                      DATE: 07/10/89    REVIEW          JOB OPERATION TITLE:                             J.S.????
=============================================================
APPROVED:  /s/                            07/13/89                           INSPECTING AND REPLACING BAGS IN
                                                                             BAGHOUSE COMPARTMENTS                 (SCH-2 REVISED)


====================================================================================================================================
 [LOGO      JOB SAFETY ANALYSIS         PLANT                 JOB OPERATION TITLE:                           JSA NO.
  OF ?                                         Bayou Steel       Cleaning out Blow Tank                             BGH--5
APPEARS                                --------------------------------------------------------------------------------------------
  HERE]                                 DEPARTMENT
          INSTRUCTIONS ON REVERSE SIDE         Maintenance
                                        --------------------------------------------------------------------------------------------
                                        SECTION               POSITION TITLE OF PERSONNEL WHO DID THE JOB
                                               M.F.B.               Baghouse Tech
- ------------------------------------------------------------------------------------------------------------------------------------
REQUIRED AND/OR RECOMMENDED PERSONAL PROTECTIVE EQUIPMENT:
   hard hat, metatarsal boots, greens, ear protection, safety glasses, P.A.P.R., gloves
====================================================================================================================================
        SEQUENCE OF BASIC JOB STEPS              POTENTIAL ACCIDENTS OR HAZARDS          RECOMMENDED SAFE JOB PROCEDURE
====================================================================================================================================
1. Notify foreman of work to be                1. FS -- slipping                  1. Foreman needs to be aware of work in his area.
- ------------------------------------------------------------------------------------------------------------------------------------
   done.
- ------------------------------------------------------------------------------------------------------------------------------------
2. Obtain necessary tools.                     2. O -- carrying too many tools    2. Wear proper safety equipment.
- ------------------------------------------------------------------------------------------------------------------------------------
3. Lock and tag out power to                   3. CBy -- touching live circuits   3. Have an electrician turn power off.  Make sure
- ------------------------------------------------------------------------------------------------------------------------------------
   blow tank and augers.                                                             power is off.
- ------------------------------------------------------------------------------------------------------------------------------------
4. Spread visqueen at base of                  4. FBe -- dust in air              4. Lay visqueen flat to prevent tripping hazards.
- ------------------------------------------------------------------------------------------------------------------------------------
   blow tank.
- ------------------------------------------------------------------------------------------------------------------------------------
5. Remove cover on blow tank.                  5. O -- straining                  5. Loosen and remove bolts.  Set cover aside on
- ------------------------------------------------------------------------------------------------------------------------------------
                                                  FBe -- dust in air                 floor out of the way.
- ------------------------------------------------------------------------------------------------------------------------------------
6. Dig out tank.                               6. FBe -- CBy -- dust              6. Dust is to be contained on the visqueen.
- ------------------------------------------------------------------------------------------------------------------------------------
7. Reinstall tank cover.                       7. O -- straining                  7. Bolt covers on securely.
- ------------------------------------------------------------------------------------------------------------------------------------
8. Remove locks and tags.                      8. CBy -- electricity              8. Wear proper safety equipment.
- ------------------------------------------------------------------------------------------------------------------------------------
9. Power tank and augers up.                   9. CBy -- electricity              9. Have an electrician turn power back on. Watch
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                     equipment run to be sure problem is corrected.
- ------------------------------------------------------------------------------------------------------------------------------------
10. Clean up work area.                       10. O -- lifting                   10. Avoid spilling dust to furnace floor below.
- ------------------------------------------------------------------------------------------------------------------------------------
11. Clean up tools.                           11. FBe -- cleaner                 11. Dispose of soiled rags on pad.
- ------------------------------------------------------------------------------------------------------------------------------------
12. Notify foreman of job when                12. FS -- tripping                 12. Foreman needs to know job status when complete.
- ------------------------------------------------------------------------------------------------------------------------------------
    complete.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                   REVIEW DATES               JSA NO.
/s/                                           DATE   8/18/87
- ----------------------------------------------------------------------------------------------
   SIGNATURE OF PERSON MAKING JSA                                                                        BGH--5

????  /s/                                     DATE   8/18/87                                   -------------------------------------
- ---------------------------------------------------------------------------------------------- JOB OPERATION TITLE
                                                                                                 Cleaning out Blow Tank
?????                                                             ------------------------------------------------------------------



====================================================================================================================================
  JOB       PLANT:    BAYOU STEEL  JOB OPERATION TITLE:                                                                J.?.?.  ?
 SAFETY
ANALYSIS    DEPT:     MAINTENANCE  ============================================================================        SCH- 2
            SECTION:               POSITION TITLE OF PERSONNEL WHO DID THE JOB:                                      (REVISED)
====================================================================================================================================
REQUIRED AND/OR RECOMMENDED PERSONAL PROTECTIVE EQUIPMENT:

====================================================================================================================================
        SEQUENCE OF BASIC JOB STEPS              POTENTIAL ACCIDENTS OR HAZARDS          RECOMMENDED SAFE JOB PROCEDURE
====================================================================================================================================
1.
- ------------------------------------------------------------------------------------------------------------------------------------
2.
- ------------------------------------------------------------------------------------------------------------------------------------
NOTE:
- ------------------------------------------------------------------------------------------------------------------------------------
3.
- ------------------------------------------------------------------------------------------------------------------------------------
4.
- ------------------------------------------------------------------------------------------------------------------------------------
5.
- ------------------------------------------------------------------------------------------------------------------------------------
6.
- ------------------------------------------------------------------------------------------------------------------------------------
7.
- ------------------------------------------------------------------------------------------------------------------------------------
8.
- ------------------------------------------------------------------------------------------------------------------------------------
9.
- ------------------------------------------------------------------------------------------------------------------------------------
10.
- ------------------------------------------------------------------------------------------------------------------------------------
11.
- ------------------------------------------------------------------------------------------------------------------------------------
12.
- ------------------------------------------------------------------------------------------------------------------------------------
13.
- ------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================


                                 MEMORANDUM


TO: All Operators

FROM: Pat Hendricks

DATE: November 15, 1988

SUBJECT: Lead Contamination
         ------------------

As a reminder, due to the possibility of Lead Poisoning, several items must be added to our preventative measures.

       1. Remove any contaminated articles before entering the bathroom. (tools, clothing, hardhats, shoes.)

       2. Wash hands and face after removing clothing.

       3. Each Turn Operator must mop the shack and clean the following with a damp rag:

          A. phone
          B. coffee pot
          C. tables
          D. desk
          E. chairs
          F. walls
          G. microwave
          H. refrigerator
          I. anything not listed...

       4. Dispose of waste water on pad. Rags are to be put in contaminated waste barrels for later disposal.

                                  Thank You

PH:enl

cc: D. Goodfellow
    F. Watson
    J. Betty

                           BAYOU STEEL CORPORATION

                           INTER-OFFICE MEMORANDUM



TO:        All Baghouse Operators                       DATE:   June 4, 1990

FROM:      Pat Hendricks


SUBJECT:   Flue Dust Spill Procedures -- Revision #1



     1. Notify foreman (for week-ends notify week-end duty man) of a spill of 1# (one pound) or more of flue dust. One pound equals approximately 1/2 quart.

     2. If it is raining, use visqueen to cover the spill immediately to prevent run-off of flue dust.

     3. Use the push-pull system to vacuum up spill and deposit into silo or rail car. If distance is too great for push-pull to be effective, use drum vacuum or an outside vacuum service contractor will be called in to assist.

     4. Area of spill must be thoroughly decontaminated after the job is completed. If ground was contaminated all contaminated earth shall be evacuated and deposited in drums marked "Hazardous Waste" and placed on pad to await proper disposal. Disposal shall be into an arc furnace or landfill.

     5. Any contaminated articles should be placed into a drum for charging into the arc furnace.

     6.  Log incident occurrence on shift report.

     7. Spills information will be entered on a spill sheet and turned in to the unit supervisor.